EXHIBIT 99.2

GENENTECH, INC. CONSOLIDATED STATEMENTS OF INCOME DATA (in thousands, except per share amounts) (unaudited)

	Three Months Ended September 30,

	2005	2004

Revenues:
Product sales	$1,450,979	$1,005,511
Royalties	237,777	153,942
Contract revenue	63,066	43,191

Total operating revenues	1,751,822	1,202,644

Costs and expenses:
Cost of sales	230,127	165,990
Research and development	328,850	234,086
Marketing, general and administrative	349,323	264,648
Collaboration profit sharing	219,591	151,894
Recurring charges related to redemption	27,191	34,534
Special items: litigation-related	13,507	13,419

Total costs and expenses	1,168,589	864,571

Operating margin	583,233	338,073

Other income, net(1)	22,391	23,510

Income before taxes	605,624	361,583
Income tax provision	246,211	130,709

Net income	$359,413	$230,874

Earnings per share:
Basic	$0.34	$0.22

Diluted	$0.33	$0.21

Weighted average shares used to compute earnings per share:
Basic	1,060,539	1,055,140

Diluted	1,086,964	1,077,093

___________________
(1)

"Other income, net" includes interest income, interest expense, net realized gains from the sale of certain biotechnology equity securities and write-downs for other-than-temporary impairments in the fair value of certain biotechnology debt and equity securities. For further detail, refer to our web site at www.gene.com.

GENENTECH, INC. CONSOLIDATED STATEMENTS OF INCOME DATA (in thousands, except per share amounts) (unaudited)

	Nine Months Ended September 30,

	2005	2004

Revenues:
Product sales	$3,911,095	$2,682,577
Royalties	670,014	459,899
Contract revenue	159,170	163,381

Total operating revenues	4,740,279	3,305,857

Costs and expenses:
Cost of sales	750,649	467,153
Research and development	850,215	637,317
Marketing, general and administrative	1,021,174	788,616
Collaboration profit sharing	594,666	423,546
Recurring charges related to redemption	96,155	110,952
Special items: litigation-related	44,291	40,276

Total costs and expenses	3,357,150	2,467,860

Operating margin	1,383,129	837,997

Other income, net(1)	70,290	61,274

Income before taxes	1,453,419	899,271
Income tax provision	513,666	321,040

Net income	$939,753	$578,231

Earnings per share:
Basic	$0.89	$0.55

Diluted	$0.87	$0.53

Weighted average shares used to compute earnings per share:
Basic	1,055,028	1,057,006

Diluted	1,080,921	1,082,081

___________________
(1)

"Other income, net" includes interest income, interest expense, net realized gains from the sale of certain biotechnology equity securities and write-downs for other-than-temporary impairments in the fair value of certain biotechnology debt and equity securities. For further detail, refer to our web site at www.gene.com.

GENENTECH, INC. CONSOLIDATED BALANCE SHEETS DATA (in thousands) (unaudited)

	September 30,

	2005	2004

Selected balance sheet data:
Cash, cash equivalents and short-term investments	$2,905,543	$1,760,164
Accounts receivable - product sales, net	509,465	548,555
Accounts receivable - royalties, net	264,179	193,650
Accounts receivable - other, net	189,341	143,622
Inventories	621,389	559,920
Long-term marketable debt and equity securities	1,242,866	1,310,422
Property, plant and equipment, net	3,128,089	1,922,313
Goodwill	1,315,019	1,315,019
Other intangible assets	587,911	677,049
Long-term assets	1,030,842	774,435
Total assets	12,099,306	9,408,360
Total current liabilities	1,354,938	1,106,656
Total liabilities	4,376,048	2,441,064
Total stockholders' equity	7,723,258	6,967,566

Year-to-date:
Capital expenditures	$1,106,930	$418,214

Total depreciation and amortization expense	275,632	259,583

GENENTECH, INC. NET PRODUCT SALES DETAIL (in thousands) (unaudited)

	Three Months Ended September 30,

	2005	2004

Net U.S. Product Sales
Rituxan	$456,227	$393,000
Herceptin	215,148	126,300
Avastin	325,156	183,003
Growth Hormone	88,585	84,931
Thrombolytics	57,903	52,867
Pulmozyme	46,593	39,816
Xolair	81,550	53,856
Raptiva	20,887	16,265
Tarceva	73,222	-

Total U.S. product sales	1,365,271	950,038

Net product sales to collaborators	85,708	55,473

Total Product Sales	$1,450,979	$1,005,511

	Nine Months Ended September 30,

	2005	2004

Net U.S. Product Sales
Rituxan	$1,347,125	$1,144,813
Herceptin	497,205	352,996
Avastin	773,695	354,134
Growth Hormone	275,570	256,896
Thrombolytics	160,105	147,133
Pulmozyme	137,482	114,340
Xolair	227,183	127,332
Raptiva	58,803	35,971
Tarceva	190,993	-

Total U.S. product sales	3,668,161	2,533,615

Net product sales to collaborators	242,934	148,962

Total Product Sales	$3,911,095	$2,682,577